UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

May 13, 2014

(Date of earliest event reported)

GRIFFIN LAND & NURSERIES, INC.

(Exact name of registrant as specified in charter)

Delaware	1-12879	06-0868496
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Rockefeller Plaza, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders

(a)	Annual Meeting of Stockholders of Griffin Land & Nurseries, Inc. (“Griffin”): May 13, 2014

(b)

Proposal 1: Election of Directors. The following persons were elected as Directors to serve until the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualified, representing all of the directors:

1) Mr. Winston J. Churchill, Jr. was elected a Director with 2,880,393 votes for and 39,779 votes withheld.

2) Mr. David M. Danziger was elected a Director with 2,880,393 votes for and 39,779 votes withheld.

3) Mr. Frederick M. Danziger was elected a Director with 2,917,738 votes for and 2,434 votes withheld.

4) Mr. Thomas C. Israel was elected a Director with 2,880,393 votes for and 39,779 votes withheld.

5) Mr. John J. Kirby, Jr. was elected a Director with 2,880,393 votes for and 39,779 votes withheld.

6) Mr. Jonathan P. May was elected a Director with 2,880,393 votes for and 39,779 votes withheld.

7) Mr. Albert H. Small, Jr. was elected a Director with 2,880,485 votes for and 39,687 votes withheld.

The following persons were nominated to serve as Directors until the 2015 Annual Meeting of Stockholders, but were not elected.

1) Mr. Christopher P. Haley received 2,107,142 votes for and 567 votes withheld.

2) Mr. Walter M. Schenker received 2,107,142 votes for and 567 votes withheld.

Proposal 2: The selection of McGladrey LLP as Griffin’s independent registered public accountants for fiscal 2014 was ratified with 5,026,550 votes for, 710 votes against and 621 abstentions.

Proposal 3: The approval, on an advisory (non-binding) basis, of a resolution approving the compensation of Griffin’s named executive officers was approved with 3,491,696 votes for, 2,736 votes against and 1,533,449 abstentions.

Proposal 4: A stockholder proposal requesting that the Board of Directors undertake the necessary steps to enable Griffin to qualify as a real estate investment trust or a master limited partnership was not approved with 1,982,199 votes for, 2,890,274 votes against and 155,408 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN LAND & NURSERIES, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer and
Secretary

Dated: May 19, 2014